UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2006

CMGI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23262	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street

Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2006, the Human Resources and Compensation Committee of the Board of Directors of CMGI, Inc. (the “Company”) approved changes to the compensation arrangements with David J. Riley. Such changes were made in recognition of Mr. Riley assuming the role of Interim Chief Financial Officer and Treasurer of the Company. In connection therewith, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Riley. Mr. Riley’s base salary was increased to $215,000 on an annualized basis, effective June 9, 2006, and his bonus target for fiscal 2007 was set at 50% of his base salary. The bonus target will apply to the Company’s Fiscal Year 2007 Executive Management Incentive Plan, which is expected to be established in the future. In addition, on June 12, 2006, Mr. Riley was granted an option to purchase 200,000 shares of the Company’s Common Stock at an exercise price equal to the closing price of the Company’s Common Stock on the Nasdaq National Market on the date of grant. The foregoing description is subject to, and qualified in its entirety by, the Letter Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

On June 14, 2006, ModusLink Corporation, a subsidiary of the Company (“ModusLink”), entered into a Severance Agreement and General Release with W. Kendale Southerland dated May 22, 2006, in connection with the termination of Mr. Southerland’s employment as President, Sales and Marketing of ModusLink. As provided for in the letter agreement with Mr. Southerland dated April 7, 2005, ModusLink will pay to Mr. Southerland his base salary of $325,000 for one year following his termination date of May 31, 2006. In addition, ModusLink will provide Mr. Southerland with certain tax services related to his previous expatriate assignment and outplacement services. The foregoing description is subject to, and qualified in its entirety by, the Severance Agreement and General Release filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter Agreement, dated June 12, 2006, by and between CMGI, Inc. and David J. Riley.

10.2	Severance Agreement and General Release, dated May 22, 2006, by and between ModusLink Corporation and W. Kendale Southerland.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMGI, Inc.

	By:	/s/ Peter L. Gray
Date: June 16, 2006		Peter L. Gray
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated June 12, 2006, by and between CMGI, Inc. and David J. Riley

10.2	Severance Agreement and General Release, dated May 22, 2006, by and between ModusLink Corporation and W. Kendale Southerland.